Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

BUNKER HILL MINING CORP.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	d	Shares of Common Stock, par value $0.0001 per share (“Common Stock”) (2)	457	(c)	20,510,102	$.2152	$4,413,774	0.0000927	$409.16

Fees to Be Paid	d	Shares of Common Stock (3)	457	(c)	41,634,258	$.2152	$8,959,692	—0.0000927	$830.56

Fees to Be Paid	d	Shares of Common Stock (4)	457	(c)	41,634,258	$.2152	$8,959,692	0.0000927	$830.56

Fees to Be Paid	d	Shares of Common Stock (5)	457	(c)	1,471,664	$.2152	$316,702	0.0000927	$29.36

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts						$2,099.64

	Total Fees Previously Paid						$2,070.38

	Total Fee Offsets						—

	Net Fee Due						$29.36

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

d	Shares of Common Stock (5)	105,278,246	$35,794,604	S-1	333-249682	12-28-2020
d	Shares of Common Stock (5)	19,994,080	$3,922,839	S-1	333-261259	2-9-2022

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents shares of Common Stock issued in private placements registered for resale pursuant to the Registration Statement.
(3)	Represents 41,634,258 Common Shares issuable Pursuant to Special Warrants (as defined in the Prospectus) (including 3,784,933 Common Shares issuable under certain penalty provisions of the Special Warrants
(4)	Represents 41,634,258 Common Shares issuable upon exercise of Common Stock purchase warrant component of the Special Warrants (including 3,784,933 Common Shares issuable upon exercise of common stock purchase warrants under certain penalty provisions of the Special Warrants
(5)	Represents shares issuable upon exercise of common stock purchase warrants issued in private placement transactions